UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 19, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On November 19, 2009, the Board of Directors of Internap Network Services Corporation (the “Company”) approved the termination of the Preferred Stock Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent, dated as of April 11, 2007 (the “Rights Agreement”). Originally scheduled to expire on March 23, 2017, the Rights Agreement will be amended to accelerate its expiration to occur on the close of business on December 31, 2009.

Pursuant to the terms of the Rights Agreement, each share of Company common stock, $.001 par value, outstanding on March 23, 2007 and subsequently issued has attached to it rights to purchase one one-thousandth of a share of the Company’s Series B Preferred Stock under certain circumstances specified in the Rights Agreement. Effective with the termination of the Rights Agreement, the rights attached to the Company’s common stock shall terminate.

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth under Item 1.02 “Termination of a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 23, 2009	By:	/s/ Richard P. Dobb
Richard P. Dobb Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 23, 2009.